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                                                                   Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                UTEK CORPORATION

                                    * * * * *
                  UTEK Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That by unanimous written consent of the Board of Directors of UTEK Corporation, and written consent of its Shareholders, a resolution was duly adopted amending the Certificate of Incorporation of said corporation, as follows:

         RESOLVED, that the Corporation's Certificate of Incorporation be amended by deleting Article 3 of the certificate of incorporation in its entirety and substituting in lieu thereof the following:

         "ARTICLE 3. PURPOSES

                  The purpose of the Corporation is to (i) advise, counsel, consult with, and otherwise to render significant managerial assistance to, all types of business and corporate entities in their formation, growth, development, financial planning, marketing, management, practices, general operation, and related activities, and to supply all manner of goods and services and to take all other action necessary to the foregoing, and (ii) engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware."

         SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Clifford M. Gross, its Chief Executive Officer and attested to by Sam
I. Reiber, its Assistant Secretary, this 14th day of October, 1999.

                                   By:__________________________________________
                                      Clifford M. Gross, Chief Executive Officer

ATTEST:

By:__________________________________
   Sam I. Reiber, Assistant Secretary